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                                                                   Exhibit 10(l)


                                  GROUND LEASE


           THIS GROUND LEASE AGREEMENT (this "LEASE") is made as of July 29, 1999, by Monte R. Black and Susan K. Black, Ohio residents ("LANDLORD"), and MPW Industrial Services Group, Inc., an Ohio corporation ("TENANT").


                               W I T N E S S E T H

           1. Leased Premises. Landlord, for $1.00 and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the rents and covenants herein provided, does hereby grant, demise and lease to Tenant, the real property situated in the County of Licking, State of Ohio, described in the attached Exhibit A (the "PREMISES").

           2. Term. The initial term of this Lease is 99 years, commencing on July 29, 1999 (the "COMMENCEMENT DATE"), unless earlier terminated pursuant to the terms of this Lease.

           3. Rent. Tenant shall pay a yearly ground rent of $1.00 to Landlord. All such ground rental is due in advance, on the first day of January of each and every year during the Term, at Landlord's address for notice contained in
Section 14, or at such other address of which Landlord notifies Tenant in writing. Rent for partial Lease years will equal $1.00; Tenant shall pay the rent for the partial Lease year in which this Lease is executed upon signing this Lease.

           4. Construction of New Improvements; Use of Premises.

                  (a) Landlord acknowledges that Tenant intends to construct an office building (the "BUILDING"), containing approximately 24,000 square feet, upon the Premises to serve as the Tenant's corporate headquarters. Tenant has developed drawings, plans and specifications for the Building (the "PLANS") and has provided those to Landlord.

                  (b) Tenant shall pay all costs to construct the Building on the Premises and all expenses associated with site preparation in connection with Tenant's use of the Premises. These costs include but are not limited to engineering fees, survey costs and permit application fees, utility connectors, driveway and minimum parking areas and landscaping. Tenant shall ensure that such construction and site preparation complies with all federal, state and local laws, orders, regulations, ordinances, building codes and zoning requirements (collectively, "LAWS") applicable to the Premises and the Building. Tenant shall implement the Plans in accordance with the Laws. Tenant may construct as many improvements on the Premises as are reasonably desirable in order to operate the Building in accordance with its intended uses.

                  (c) At its own cost, Tenant shall comply with all Laws applicable to Tenant, the Premises and the Building during its use of the Premises including the provisions of the Americans With Disabilities Act and any similar federal or Ohio Laws.

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                  (d) If Tenant constructs the Building so that any improvements installed, constructed or placed by Tenant on the Premises become affixed to or a part of the Premises, then such improvements will remain the property of Tenant and may be removed by Tenant at any time in Tenant's discretion. If
Tenant removes any such property, Tenant must, at its expense, restore the Premises to repair any damage caused by the removal. Any improvements installed, constructed or placed by Tenant on the Premises that become affixed to or a part of the Premises will, upon the termination of this Lease, become the property of Landlord and may not be removed by Tenant.

           5. Triple Net Lease.

                  (a) Landlord and Tenant intend that this Lease and Tenant's use and occupancy of the Premises be "triple net" to Landlord. Accordingly, Tenant shall:

                  (i) Pay all taxes, assessments, rates, duties and other charges of every kind levied, charged, imposed or assessed by or under any present or future law or authority for, upon or against the Premises or any part thereof, commencing with the taxes, assessments, rates, duties and other charges assessed against the Premises during the Term (excluding any taxes assessed against Landlord for income or for its use of the Premises);

                  (ii)     Pay for and perform all maintenance of the Premises;

                  (iii) Arrange for and pay for all utilities serving the Premises, including all charges for electricity, gas, water, sewer, trash collection and any other utility or service used or consumed on the Premises, accruing with respect to Tenant's occupancy of the Premises during Term; and

                  (iv) Pay the cost of insurance for the Premises in accordance with Section 7.

                  (b) Landlord shall fully cooperate at Tenant's reasonable expense in contesting any taxes or pursuing any rebates, subsidies or similar items applicable to the Premises for which Tenant is responsible. But if in any lease year taxes increase substantially over the amount owed in the preceding lease year, Landlord and Tenant shall work together to contest the taxes and shall apportion the expenses of contesting and the final amount of the taxes between themselves in any manner agreeable to both. In addition, Tenant shall pay for the reasonable cost of additions or alterations made by Landlord to the Premises that are required in order to comply with applicable laws or codes, all as amended from time to time after the Commencement Date. Landlord shall invoice Tenant on a timely basis for taxes. Upon Landlord's delivery to Tenant of invoices or other documentation reasonably evidencing such costs, Tenant shall pay the amount of each such invoice within 30 days after receiving it.

           6. Default by Tenant.

                  (a) Each of the following is an "EVENT OF DEFAULT" under this
Lease:


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                  (i)      Tenant fails to pay any sum of money due under this
                           Lease within 30 days after Landlord notifies Tenant in writing that such sum is due; and

                  (ii) Tenant fails to perform any of its other obligations under this Agreement within 30 days after Landlord notifies Tenant in writing of such failure (unless the failure is of a type that is not reasonably curable within a 30-day period, in which case Tenant's failure will not be deemed an Event of Default during the 30-day period and such additional time as is reasonably necessary for Tenant to effect a cure).

                  (b) Upon the occurrence of an Event of Default, Landlord may declare a forfeiture of this Lease, and re-enter the Premises and repossess and enjoy the same as in Landlord's first and former estate. In addition, Landlord may exercise any other remedies it may have with regard to the collection of unpaid rent and any other sums due from Tenant under this Lease.

           7. Insurance.

                  (a) Tenant shall procure and maintain during the Term industry standard: (i) commercial general liability insurance for personal injury and property damage on an occurrence basis, with minimum single limits for injury to persons and damage to property of at least $1,000,000; and (ii) fire and casualty insurance equal to the full replacement value of the Building. Tenant shall also carry such other insurance as Landlord may reasonably require from time to time, including but not limited to personal property, casualty, plate glass, builder's risk (during any period when the Building is being constructed or any other construction work is being done in the Building or on the Premises) and workers compensation insurance. All insurance must either be self-insured or issued by companies satisfactory to Landlord in its reasonable discretion, provide that it may not be canceled except upon at least 30 days written notice to Landlord, and name Landlord and any mortgagee as an additional named insured or loss payee, as appropriate. Evidence of such insurance must be delivered to Landlord before Tenant may enter the Premises and must be provided not less frequently than the first day of each Lease Year thereafter. Landlord may, but is not obligated to, maintain such other reasonable and customary additional insurance coverages as it may deem necessary. The insurance required in this Lease may be included in a blanket policy.

                  (b) Tenant shall not do or permit anything to be done in the Premises or the Building or bring or keep anything therein which conflicts with any insurance policy required to be kept by Tenant under this Section 7.

           8. Marketable Title. Landlord covenants that:

                  (a) Landlord's title to the Premises is good and marketable, clear, free and unencumbered, except for taxes and assessments (which Landlord shall pay up to the Commencement Date) and those easements, restrictions and covenants listed in the attached Exhibit B; and

                  (b) This Lease when recorded will be prior to any mortgage or mortgages or other encumbrances on the Premises.


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           9. Environmental Matters.

                  (a) Landlord represents and warrants to Tenant that: (i) to the best of Landlord's knowledge the Premises do not contain any, nor are the Premises contaminated by, any toxic, hazardous or radioactive waste; (ii) to the best of Landlord's knowledge, the Premises were never used as a solid, liquid, toxic, hazardous or radioactive waste storage or disposal site; and (iii) Landlord has never used the Premises as a solid, liquid, toxic, hazardous or radioactive waste storage disposal site.

                  (b) Tenant shall not use the Premises or permit the Premises to be used for the generation, storage, or disposal of hazardous waste other than in the ordinary course of its business and with due arrangement made for the proper disposal thereof.

                  (c) Tenant hereby indemnifies Landlord and agrees to hold Landlord harmless from and against any and all liens, demands, suits, actions, proceedings, disbursements, liabilities, losses, litigation, damages, judgments, obligations, penalties, injuries, costs, expenses (including, without limitation, attorney's and expert's fees) and claims of any and every kind whatsoever paid, incurred, suffered by, or asserted against Landlord and/or the Premises for, with respect to, or as a direct or indirect result of: (i) the release or presence at the Premises of any hazardous waste, regardless of quantity, where caused by Tenant or its agents, employees or contractors; (ii) the violation of any environmental law relating to or affecting the Premises or Tenant, where caused by or within the control of Tenant or its agents, employees or contractors; and (iii) Tenant's failure to comply fully with the provisions of this Section 9. But nothing in this Section 9 makes Tenant liable or responsible for conditions existing prior to the Commencement Date or first occurring after the Expiration Date, except where caused by Tenant or its agents, employees or contractors.

           10. Indemnification of Landlord. Tenant shall indemnify and hold harmless Landlord against all liability, penalties, damages, expenses, and judgments by reason of any injury or claim of injury to person or property, of any nature, arising out of: (a) Tenant's breach of any provision of this Lease; or (b) the use, occupation, and control of the Building by Tenant, its agents, employees or contractors, at any time during the Term, including but not limited to those resulting from any work in connection with the construction of the Building, any alterations, changes, new construction or demolition. Tenant is hereby subrogated to any rights of Landlord against any other parties in connection therewith. Landlord shall promptly notify Tenant of any claim asserted against Landlord on account of any such injury or claimed injury to persons or property and shall promptly deliver to Tenant the original or a true copy of any summons or other process, pleading or notice issued in any suit or other proceeding to assert or enforce any such claim. Tenant may defend any such suit with attorneys of its own selection. Landlord may, at its option, participate in such defense at its own expense.

           11. Quiet Enjoyment. Landlord warrants that if Tenant performs all covenants and obligations it is required to perform under this Lease, then Tenant will peaceably enjoy the Premises during the Term, as against the lawful claims of all persons, except: (a) any claim arising under Tenant; or (b) any claim arising out of the matters listed on Exhibit B. If Tenant continues to occupy the Premises in accordance with the provisions of this Lease during any renewal periods, but without


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formal execution of such renewals, Tenant and those succeeding to the rights of
Tenant will hold and enjoy the Premises at the yearly ground rent provided for in this Lease and subject to the same provisions as contained in this Lease, as if renewals had been from time to time executed.

           12. Damage.

                  (a) If the Premises or the Building is damaged by fire, the elements or other casualty to an extent that will make either the Premises or the Building unsuitable for Tenant's purposes, in Tenant's reasonable opinion, then Tenant may terminate this Lease effective as of the date the damage occurred by providing written notice to Landlord within 30 days after the date the damage occurred. If this Lease is so terminated, then Landlord and Tenant will prorate all charges due under this Lease as of the date the damage occurred. If Tenant does not provide the termination notice within the 30 days, Tenant will be deemed to be continuing the Lease.

                  (b) If the Premises are damaged by fire, the elements or other casualty, all insurance proceeds paid with respect to the damage will be paid to Tenant. If Tenant does not terminate this Lease under Section 12(a), then Tenant shall cause the Premises to be repaired. The annual rent payable by Tenant will not be decreased during the time of repair.

           13. Condemnation.

                  (a) If all of the Premises is taken under eminent domain or is condemned for any public use or purpose by any legally constituted authority or sold in lieu thereof, then this Lease will terminate, effective as of the date possession is taken by the public authority.

                  (b) If only part of the Premises is taken under eminent domain or is condemned for any public use or purpose by any legally constituted authority or sold in lieu thereof and Tenant determines that such condemnation renders either the Premises or the Building unsuitable for Tenant's purposes, then Tenant may terminate this Lease effective as of the date that possession is taken by such public authority by providing written notice to Landlord within 30 days after the date that possession is taken. If Tenant does not provide the termination notice within the 30 days, then Tenant will be deemed to be continuing the Lease with respect to the remainder of the Premises, and the annual rent payable by Tenant under this Lease will not be reduced.

                  (c) If this Lease is terminated under this Section 13, then Landlord and Tenant will prorate all charges due under this Lease as of the date possession is taken by the public authority. Any termination of the Lease under this Section 13 will not prejudice the rights of either Landlord or Tenant to recover compensation from the condemning authority for any losses or damage caused by the taking or condemnation. Neither Landlord nor Tenant will have any rights in or to any award made to the other by the condemning authority.

           14. Notice.

                  (a) Any notice or document required or permitted to be delivered shall be deemed given if in writing delivered to the address set forth for the recipient below under any of the following methods: (i) hand delivery;
(ii) delivery by registered or certified mail, postage prepaid;


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(iii) delivery via Federal Express or other overnight courier service which delivers only upon signed receipt of the addressee, return receipt requested; or
(iv) delivery via telecopy to the number set forth below, with electronic confirmation of such delivery or confirmation by follow-up telephone call.

           To Landlord:        Monte R. Black and Susan K. Black
                               1400 Stringtown Road
                               Lancaster, Ohio 43130

           To Tenant:          MPW Industrial Services, Inc.
                               9711 Lancaster Road, S.E.
                               Hebron, Ohio 43025
                               Telecopy: (740) 928-1086
                               Attn:  Richard Kahle

                  (b) Any party may change its address for receiving notice by providing the new address to the other party as provided in Section 14(a).

                  (c) Any notice given in accordance with Section 14(a) will be effective: (i) at the time of personal delivery; (ii) on the third business day after mailing by registered or certified mail, postage prepaid; (iii) on the next business day after depositing the notice with an overnight courier; or (iv) at the time of confirmation of a telecopied notice.

           15. Assignment, Subletting, Successors and Assigns. Tenant may not assign or sublet the Premises without the prior written consent of Landlord.

           16. Amendments. Landlord and Tenant may amend this Lease at any time by executing a writing signed by both of them.

           17. Severability. If any provision of this Lease or the application of any provisions to any person or any circumstance is determined to be invalid or unenforceable, then such determination will not affect any other provision of this Lease or the application of the provision to any other person or circumstance and the remainder of this Lease will remain in full force and effect.

           18. Duplicate Originals. This Lease may be executed in one or more counterparts, each of which shall be deemed to be a duplicate original, but all of which, taken together, will constitute a single instrument.

           19. Governing Law. This Lease is to be governed, construed and enforced in accordance with the laws for the State of Ohio, without regard to its conflicts of law principles.

           IN WITNESS WHEREOF, the parties have executed this lease as of the date first written above.


Signed and acknowledged
in the presence of:


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Printed Name                             Landlord:

                                         /s/ Monte R. Black
                                         --------------------------------
                                         Monte R. Black


Printed Name                             /s/ Susan K. Black
                                         --------------------------------
                                         Susan K. Black


Signed and acknowledged
in the presence of:                      Tenant:


                                         MPW INDUSTRIAL SERVICES, INC.


                                         By /s/ Richard R. Kahle
                                         -----------------------------


Printed Name


                                         Name: Richard R. Kahle

                                         Title: Chief Financial Officer


Printed Name


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STATE OF OHIO            )
                         )
COUNTY OF LICKING        )


           The foregoing instrument was acknowledged before me, a notary public for the indicated county and state, on _____________________, by Monte R. Black and Susan K. Black ("Landlord"), who acknowledged the signing of the instrument to be Landlord's voluntary act and deed.


                                         -----------------------------------
[Seal]                                   Notary Public



STATE OF OHIO            )
                         )
COUNTY OF  LICKING       )


           The foregoing instrument was acknowledged before me, a notary public for the indicated county and state, on___________________, Richard Kahle, the Chief Financial Officer of MPW Industrial Services, Inc., an Ohio corporation, who acknowledged the signing of the instrument to be his voluntary act and deed and the voluntary act and deed of such corporation.



                                         -----------------------------------
[Seal]                                   Notary Public


This instrument was prepared by:

Jones, Day, Reavis & Pogue
1900 Huntington Center
41 South High Street
Columbus, Ohio 43215


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                                    EXHIBIT A

                        LEGAL DESCRIPTION OF THE PROPERTY


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                                    EXHIBIT B

                              PERMITTED EXCEPTIONS


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